UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2026

Parabilis Medicines, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43331	47-4505725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Acorn Park Drive
Cambridge, Massachusetts		02140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9510

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2026, the Board of Directors (the “Board”) of Parabilis Medicines, Inc. (the “Company”) increased the number of directors of the Company to nine (9) and appointed Craig Tendler as a director of the Company to fill the newly created vacancy. Mr. Tendler was appointed to serve as a Class II director until his term expires at the 2028 annual meeting of stockholders. The Board determined that Mr. Tendler is independent under the listing standards of The Nasdaq Stock Market. The Board also approved the appointment of Mr. Tendler as a member of the Science & Technology Committee of the Board (the “Science & Technology Committee”).

In accordance with the Company’s compensation program for non-employee directors, Mr. Tendler received an equity award consisting of a stock option to purchase 20,294 shares of the Company’s common stock at an exercise price of $39.36 per share. The option award will vest in thirty-six substantially equal monthly installments over three years from the date of grant, provided, however, that all vesting will cease if Mr. Tendler ceases to serve on the Board. In accordance with the Company’s compensation program for non-employee directors, Mr. Tendler will also receive an annual retainer of $40,000 for Board service and $7,500 for Science & Technology Committee service, each to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. The Company has entered into an indemnification agreement with Mr. Tendler in the same form as the indemnification agreements the Company has entered into with its other directors, which form has been filed with the Securities and Exchange Commission (the “SEC”).

Except as set forth above, there are no arrangements or understandings between Mr. Tendler and any other person pursuant to which Mr. Tendler was selected as a director of the Company, there are no family relationships between Mr. Tendler and any of the Company’s other directors or executive officers, and Mr. Tendler is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on August 25, 2026 announcing the appointment of Mr. Tendler to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 25, 2026.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parabilis Medicines, Inc.

Date:	August 25, 2026	By:	/s/ Thomas Kotarakos
Thomas Kotarakos Chief Financial Officer